Exhibit 14
LESAKA TECHNOLOGIES,

INC.
CODE OF ETHICS.

CONTENTS
CONTENTS

.............................................................................................................................................

2
1.
EXECUTIVE SUMMARY ..............................................................................................................

3
1.1.
INTRODUCTION ...........................................................................................................

3
2.
COMPLIANCE, WAIVERS OR AMENDMENTS

...........................................................................

4
2.1.
COMPLIANCE WITH THIS CODE ................................................................................

4
3.
COMPLIANCE WITH LAWS, RULES

AND REGULATIONS .......................................................

5
4.
CONFLICT OF INTEREST ...........................................................................................................

6
4.1.
OUTSIDE ACTIVITIES, EMPLOYMENT AND DIRECTORSHIP ..................................

6
4.2.
RELATIONSHIPS

WITH CLIENTS, CUSTOMERS AND SUPPLIERS ........................

6
4.3.
GIFTS, HOSPITALITY

AND FAVOURS ........................................................................

6
4.4.
PERSONAL INVESTMENTS.........................................................................................

7
4.5.
INSIDER INFORMATION

AND INSIDER TRADING ....................................................

7
4.6.
REMUNERATION

..........................................................................................................

7
5.
EMPLOYMENT EQUITY,

ENVIRONMENTAL

RESPONSIBILITY AND POLITICAL SUPPORT 8
6.
LESAKA’S FUNDS,

PROPERTY AND RECORDS ......................................................................

8
7.
EMPLOYMENT MATTERS ...........................................................................................................

9
8.
DEALING WITH OUTSIDE PERSONS AND ORGANISATIONS .................................................

9
9.
PRIVACY AND CONFIDENTIALITY ...........................................................................................

10
10.
EMPLOYEE OBLIGATIONS .......................................................................................................

11
11.
POLICY REVIEW

........................................................................................................................

11

1.

EXECUTIVE SUMMARY
1.1.

INTRODUCTION
Lesaka Technologies,

Inc. and its

subsidiaries (hereinafter referred

to as “Lesaka”)

are committed to

a policy of

fairness
and

integrity

in

the

conducting

of

their

businesses.

This

commitment,

endorsed

by

the

Board

of

Directors

of

Lesaka
(hereinafter

referred

to

as

the

“Board”),

is

based

on

the

fundamental

belief

that

business

should

be

conducted

to

the
highest ethical standards of honesty,

fairness and legality.

Lesaka’s Value

Statement
An insurgent

entrepreneurial

spirit is

at our

core. It

drives our

innovative thinking

and relentless
search

for

disruptive

solutions.

It

is

a

spirit

that

is

carried

with

a

bone-deep

integrity,

a

non-
negotiable commitment to doing the right thing and always

doing what we say we will do.

This is the

bedrock of our

environment where we

relish open and

safe debate, embracing

all ideas,
recognising that our

collective wisdom will

find the answers

and allow the best

ideas to succeed.
Our environment is

driven by a

belief in

shared ownership, based

on a

commitment to performance
and accountability,

and an energised bias to action.

These are

our values

that underpin

our mission

to enable

Merchants to

compete and

grow,

and
Grant Beneficiaries to improve

their lives, by providing

innovative financial technology and

value-
creating solutions.
This Code

of Ethics

(hereinafter referred

to as

this “Code”)

is Lesaka’s

promise

that our

Values

Statement

and ethical
standards will form the basis for all endeavours of Lesaka. Lesaka has established this Code as part of its overall policies and procedures. To

the extent that other Lesaka policies and procedures

conflict with this Code, this Code will prevail.

This Code will apply equally to all employees and other representatives of Lesaka. The term “Employees”

has been used
in the broadest sense and includes:

●

All staff with whom a service contract exists;

●

Management and non-management;

●

Directors including non-executive Directors;

and

●

Contractors, consultants and temporary staff.

This Code

is designed

to inform

Employees of

policies in

various areas.

Therefore, Lesaka

expects all

Employees and
other representatives to share its commitment to high

moral, ethical and legal standards.

The most current

version of

this Code will

be distributed

to all

Employees, posted

and maintained

on Lesaka’s

website,
and filed as an exhibit to

Lesaka’s Annual Report on Form 10-K. Lesaka’s Annual Report on Form 10-K

shall disclose that
this Code is maintained on its website and shall

disclose that substantive amendments and waivers will also be posted on
Lesaka’s website.
Please study this Code carefully so that you understand Lesaka’s expectations

and
your obligations.

2.

COMPLIANCE, WAIVERS OR AMENDMENTS
2.1.

COMPLIANCE WITH THIS CODE
Compliance

with

this

Code

by

all

Employees

is

mandatory.

If

any

Employee

becomes

aware

of,

or

suspects,

a
contravention of this

Code, such Employee

must promptly and

confidentially advise their

line manager, the Head

of Human

Capital or a member of the Compliance Department (provided

such person was not involved in the alleged violation).

Lesaka’s efforts to ensure observance of, and adherence

to, the goals and policies

outlined in this Code mandate that

you
must promptly

bring to

the attention

of your

line manager, the

Head of

Human

Capital or

a member

of the

Risk, Compliance
or

Fraud

Risk

Departments

(provided

such

person

was

not

involved

in

the

alleged

violation)

any

material

transaction,
relationship, act, failure to act, occurrence or practice that you believe, in good faith, is inconsistent with, in violation of, or reasonably could be expected to give rise to a violation of,

this Code. In the event that an Employee feels unable to report such

matters

via

the

aforementioned

channels,

then

the

Lesaka

Whistleblowing

Hotline

is

available

for

safe

and
anonymous reporting of any potential breaches of this

policy.
The matter will be investigated and dealt with according to the Lesaka’s Whistleblowing Policy. Failure to report violations of this Code will itself be considered a serious violation

of this Code.

It is Lesaka’s policy that no retaliation or other adverse action will be taken against any Employee for good-faith reports of
Code violations.

Persons who

discriminate, retaliate or

harass may

be subject

to civil,

criminal and

administrative penalties,
as well as disciplinary action, up to and including termination of employment for cause.

Managers set

an example

for other Employees

and are

often responsible for

directing the actions

of others.

Every manager
and supervisor is expected to

take necessary actions to ensure

compliance with this Code, to

provide guidance and assist
Employees

in

resolving

questions

concerning

this

Code

and

to

permit

Employees

to

express

any

concerns

regarding
compliance with this Code.
No one has the authority to order another Employee to

act in a manner that is contrary to this Code.
2.2.

WAIVERS OF OR AMENDMENTS TO THIS CODE

Any waivers of or amendments to this Code must be

in writing and must be approved in advance by the Board.

Waivers and amendments, and the reason therefore, shall be disclosed as required under applicable law and regulations.
If Employees are in

doubt about the application

of this Code, they

should discuss the

matter with their

line manager,

the
Head of Human Capital,

or the Compliance Department.

3.

COMPLIANCE WITH LAWS, RULES AND REGULATIONS
Employees must comply with all

applicable laws, rules and regulations

which relate to their activities

for and on behalf of
Lesaka. Lesaka

will not

tolerate any

violation

of the

law or

unethical business

dealing by

any Employee,

including any
payment for, or other participation

in, an illegal act, such as bribery.

Lesaka is committed

to full

compliance with

the laws,

rules and

regulations of

the cities,

states and countries

in which it
operates. You

must comply with all applicable laws, rules and regulations

in performing your duties for Lesaka.

Numerous

federal,

state

and

local

laws,

rules

and

regulations

define

and

establish

obligations

with

which

Lesaka,

its
Employees

and

agents

must

comply.

Under

certain

circumstances,

local

country

law

may

establish

requirements

that
differ from this Code.

You

are

expected

to

comply

with

all

local

country

laws

in

conducting

Lesaka’s

business.

If

you

violate

these

laws

or
regulations in performing your duties for Lesaka,

you not only risk individual indictment, prosecution and

penalties, as well
as civil actions and penalties, but also subject Lesaka to

the same risks and penalties.

If you violate these laws in

performing duties for Lesaka, you

will be subjected to immediate

disciplinary action, including
possible termination of your employment or affiliation

with Lesaka.

Employees

must

ensure

that

their

conduct

cannot

be

interpreted

as

being

in

any

way

in

contravention

of
applicable laws, rules and regulations governing the operations of
Lesaka .
3.1.

FOREIGN CORRUPT PRACTICES ACT
Lesaka Employees are expressly prohibited from,

directly or indirectly,

offering payment, promising to pay,

or authorizing
the payment of any

money,

or offering any

gift or non-monetary

offer or benefit,

promising to give a

gift or non-monetary
offer

or benefit,

or authorizing

the

giving of

anything

of value

to

any foreign

and/or

local official

or any

foreign political
party, official

of any foreign political party,

or candidate for governmental or political office

for purposes of:

●

Influencing any act or decision of that foreign and/or local official, political party or candidate in his/ her/ its official capacity;

●

Inducing that foreign and/or

local official, candidate

or political party to

do or omit to do

any act in violation of

the
lawful duty of that official, candidate or party,

or

●

Securing any improper advantage; or

●

Inducing that foreign and/or local official, candidate

or political party to use his/ her/ its influence with

local and/or
foreign

government

or

instrumentality

to

affect

or

influence

any

act

or

decision

of

that

government

or
instrumentality, in order to assist Lesaka or its employee in obtaining or retaining business for or with, or directing business to, Lesaka.

Various

countries

also

have

laws

that

prohibit

commercial

bribery.

Accordingly,

these

laws

are

not

limited

in

scope

to
bribery of

foreign and/or local

officials

and typically

prohibit bribes or

inducements to an

individual or

business to improperly
influence decision-making.

As such, it

is Lesaka’s policy

that nothing

of value should

be provided to

any person for

the purpose

of improperly obtaining
or

retaining

business

or

otherwise

gaining

an

improper

business

advantage.

Violations

of

this

policy

are

taken

very
seriously,

as

they

can

subject

both

Lesaka

and

the

individual

to

criminal

and

civil

penalties,

up

to

and

including
imprisonment. Therefore,

any contravention of such laws and regulations will

result in disciplinary action as detailed in the
Code of Conduct.
3.2.

COPYRIGHTED OR LICENSED MATERIAL

It is both illegal and unethical to engage in practices that violate copyright laws or licensing agreements.

Lesaka requires

that all

employees respect

the rights

conferred by

such laws

and agreements

and refrain

from making
unauthorized copies of protected

materials, including but

not limited to printed

matter, musical

recordings, and computer
software.

Any Employee who is found to have violated copyright

laws will be subject to a disciplinary action.
3.3.

COMPETITIVE RELATIONSHIPS

It is unethical

and unlawful to

collaborate with competitors or

their agents or

representatives for the purpose

of establishing
or maintaining rates or prices at any particular level, or

to collaborate in any way in the restraint of trade.
It is prohibited and unlawful

to collaborate or collude with competitors

that are in a horizontal relationship

with Lesaka for
the purposes

of substantially

preventing or

lessening competition

in a market.

Any Employee

of Lesaka

who is

found to

have

violated

the

Competition

laws

in

any

of

the

jurisdictions

in

which

Lesaka

operates,

will

be

subject

to

disciplinary
action.
4.

CONFLICT OF INTEREST
Employees

are expected

to perform

their

duties conscientiously,

honestly

and

in accordance

with

the

best interests

of
Lesaka to optimize business objectives.

Employees

must

not

use

their

positions,

or

knowledge

gained

through

their

employment

with

Lesaka,

for

private

or
personal advantage or in such a manner that a conflict or an appearance of conflict arises between Lesaka’s interest and their personal interests.

A conflict could arise where

an Employee’s family, or a business with which an

Employee or his or her

family is associated
obtains a gain, advantage

or profit, or there

is the appearance of a

gain, advantage or profit,

by virtue of the

Employee’s
position with Lesaka or knowledge gained through that position.

Every Employee must promptly inform Lesaka of any business

opportunities that come to his or her attention through

the
use of Lesaka assets, property or information or that relate to the existing or prospective business of Lesaka.

If

Employees

feel

that

a

course

of

action

which

they

have

pursued,

are

pursuing

or

are

contemplating

pursuing,

may
involve them in a conflict of interest situation or a perceived conflict of interest situation, they should immediately make all the facts known to the person to whom they report and

the Head of Human Capital, or Compliance Department.
4.1.

OUTSIDE ACTIVITIES, EMPLOYMENT AND

DIRECTORSHIP
We

all

share

a

very

real

responsibility

to

contribute

to

our

local

communities,

and

Lesaka

encourages

Employees

to
participate in religious, charitable, educational and civic activities.

Employees should,

however,

avoid acquiring

any business

interest or

participating in

any activity

outside Lesaka

which
would create, or appear to create:

●

An excessive demand

upon their time,

attention and

energy which would

deprive Lesaka

of their best

efforts on
the job; or

●

A conflict of interest - that is, an obligation, interest

or distraction which would interfere or appear to

interfere with
their independent exercise of judgment in Lesaka’s

best interest.

Employees other than

outside directors may not

take up outside

employment without the

prior written approval of

the Head
of Human Capital.
Employees who hold, or have been invited to hold, outside directorships should take particular care to ensure compliance with

all

provisions

of

this

Code.

When

outside

business

directorships

are

being

considered

by

Employees

other

than
outside directors, prior written approval must be

obtained from the Chief Executive Officer of Lesaka

or Executive Director
responsible for the division.

4.2.

RELATIONSHIPS WITH CLIENTS, CUSTOMERS AND SUPPLIERS
Lesaka recognizes

that relationships

with clients,

customers and

suppliers give

rise to

many potential

situations where
conflicts of interest, real or perceived, may arise.

Employees should

ensure that

they are

independent, and

are seen

to be

independent, from

any business

organization
having

a

contractual

relationship

with

Lesaka

or

providing

goods

or

services

to

Lesaka,

if

such

a

relationship

might
influence or create the impression of influencing their decisions in the performance of their duties on behalf of Lesaka.

In such

circumstances,

Employees

should not

invest in,

or acquire

a financial

interest, directly

or indirectly,

in such

an
organization.
4.3.

GIFTS, HOSPITALITY AND FAVOURS
Conflicts

of interest

can arise

where Employees

are offered

gifts,

hospitality

or other

favours

which

might,

or could

be
perceived to, influence their judgment in relation to business transactions such as the placing of orders and contracts.
An Employee should not accept gifts, hospitality or other favours from suppliers of goods or services to Lesaka. However,
the acceptance of the following would not be considered contrary to such policy:
●

Promotional matter of limited commercial value;
●

Occasional business entertaining such as lunches, cocktail

parties or dinners; and
●

Occasional personal hospitality such as tickets to sporting

events or theatres.

Any bribe or attempted bribe must be reported to the Employee’s line manager as soon as possible. It is the intention that dealings with any supplier that offers bribes will

be terminated.
Certain

functions

or

operating

areas

may

have

more

detailed

rules

governing

the

receipt

of

gifts,

hospitality

or

other
favours.
In addition,

no

bribes

of

any

kind should

be

made

by any

Lesaka

Employee

to

any

customer

or

potential

customer

to
secure business.
Providing the occasional gifts to customers, as set out

below, would not be considered

contrary to such a policy:
●

Advertising matter of limited commercial value;
●

Occasional business entertaining such as lunches, cocktail

parties or dinners; and
●

Occasional personal hospitality such as tickets to sporting

events or theatres.
Employees of the Lesaka Group may accept gifts from Third Parties (other than Government Officials) that are of modest value ($100 USD or less), provided the gift and entertainment guidelines stated in the Gifts and Entertainment policy,

are
satisfied.

4.4.

PERSONAL INVESTMENTS

Lesaka

respects

the

right

of

all

Employees

to

make

personal

investment

decisions

as

they

see

fit,

as

long

as

these
decisions

do

not

contravene

any

provisions

of

this

Code,

any

applicable

legislation,

or

any

policies

or

procedures
established by the various operating areas of Lesaka, and provided these decisions are not made on the basis of

material
non-public information acquired by reason of an Employee’s

connection with Lesaka.
Employees should not permit

their personal investment

transactions to have

priority over transactions

for Lesaka and

its
clients.
When considering

the application

of this

section, Employees

should ensure

that no

investment decision

made for

their
own account could reasonably be expected to adversely influence their judgment or decisions in the performance of their
duties on behalf of Lesaka.
Employees involved in performing investment activities on behalf of Lesaka and those who by the nature of their duties or positions are exposed to

price-sensitive information relating

to Lesaka are subject

to additional rules governing

personal
investments. These may be imposed

by the Companies Act, the

Stock Exchange of Johannesburg,

Banks Act, Financial
Sector Conduct

Authority,

Securities Regulation

Panel,

the Securities

and Exchange

Commission, NASDAQ

and other
regulatory bodies, industry associations and management.
The rules include requirements for all Employees to:
●

Obtain

prior

written

approval

from

their

line

manager

and

the

Compliance

Officer

for,

and

to

report

on,

their
personal investment activity

and the

investment activity of

those persons

with whom they

have a

close relationship;
and
●

Refrain from

dealing in

the shares

of entities

that Lesaka

deals with

during certain

restricted/closed periods,

as
well as Lesaka subsidiaries and associates.

4.5.

INSIDER INFORMATION AND INSIDER TRADING
Employees may

receive

information concerning

Lesaka or

one of

its affiliates,

business partners,

clients,

or customers
that is

confidential and not

generally known by

the public. If

that information is

“material” (i.e., publication

of that information
is likely

to affect

the market

price of

the stock

of the

entity to

which the

information relates),

then the

Employee has

an
ethical and legal obligation not to:

●

Act on that information (i.e., buy or sell stock based on

that information);

●

Disclose that information to others; or

●

Advise others to buy

or sell the stock

of the entity to

which that information relates, until

such information becomes
public.

An

Employee’s

direct

or

indirect

use

of

or

sharing

of

such

confidential,

privileged,

or

otherwise

proprietary

business
information of Lesaka or its partners, clients, or customers for financial gain, including investment by the Employee or the
transmission of this

information to others

so that they

can use this

information for

their financial gain,

constitutes insider
trading, which is a criminal offense. Please refer to

Lesaka’s Insider Trading

Policy for more information.

4.6.

REMUNERATION

No Employee

may receive

commissions

or other

remuneration

related

to the

sale of

any product

or service

of Lesaka
except

as

specifically

provided

under

an

individual’s

terms

of

employment

or

as

specifically

agreed

with

the

Lesaka
CEO/Group CFO or relevant Executive.

No employee,

director or any committee member of

Lesaka shall receive any compensation

not permitted by the rules of
the Securities and

Exchange Commission (hereinafter

referred to as

the “SEC”), The

NASDAQ Stock Market,

and other
applicable law.

Employees may

not receive

any money

or anything

of value

(other than

Lesaka’s regular remuneration

or other

incentives),
either directly

or indirectly, for negotiating,

procuring, recommending or

aiding in

any transaction made

on behalf

of Lesaka,
nor have any direct or indirect financial interest in such a transaction.
5.

EMPLOYMENT EQUITY, ENVIRONMENTAL

RESPONSIBILITY AND POLITICAL SUPPORT
5.1.

EMPLOYMENT EQUITY

Lesaka

supports

employment

equity

in

the

workplace

and

seeks

to

identify,

develop

and

reward

each

employee

who
demonstrates

the

qualities

of

individual

initiative,

enterprise,

hard

work

and

loyalty

in

their

job.

Lesaka

supports

and
complies with the Basic Conditions of Employment Act and the

Employment Equity Act.

All employees have the right to work in an environment which is free from any form of discrimination, directly or indirectly, on any arbitrary

ground, including,

but not limited

to race, gender,

sex, ethnic or

social origin, colour,

sexual orientation,
age, disability, religion,

conscience, belief, political opinion, culture,

language, marital status or family responsibility.

Employees should

report any

cases of

actual or

suspected discrimination

to their

line managers

or the

Head of

Human
Capital.

Employees

with

illnesses

or

disabilities

may

continue

to

work,

provided

that

they

are

able

to

continue

to

perform
satisfactorily the essential duties of their jobs and do not present a safety or health hazard to themselves or

others.
5.2.

HEALTH AND SAFETY

Lesaka is committed to taking every reasonable precaution

to ensure a safe work environment for all employees.

Employees who become aware

of circumstances relating to

Lesaka’s operations or activities

which pose a

real or potential
health or safety

risk should

report the

matter to

their line manager

and the Head

of Human

Capital.

It is Lesaka’s

policy
that no retaliation or other adverse action will be taken

against any employee for good-faith reports.

5.3.

ENVIRONMENTAL MANAGEMENT

Lesaka is

committed

to

developing

operating

policies to

address

the

environmental

impact

of

its business

activities

by
integrating pollution control, waste management and rehabilitation activities into operating procedures. Employees should give appropriate

and timely attention to environmental issues.

5.4.

POLITICAL SUPPORT

Lesaka accepts

the personal

participation

of its

Employees

in the

political process

and respects

their right

to absolute
privacy with regard to personal political activity.

Lesaka will not attempt to influence any such activity provided there is no
disruption to workplace activities, and it does not contribute to industrial unrest.

Lesaka funds, goods or services, however,

may not be used as contributions to political parties or their candidates.

6.

LESAKA’S FUNDS, PROPERTY AND RECORDS

6.1.

FUNDS AND PROPERTY

Lesaka has developed a number of internal controls to safeguard its assets and imposes strict standards to prevent fraud and dishonesty. It

is every Employee’s responsibility to implement, maintain

and enhance the effectiveness of the control
environment in which they operate.

All Employees who

have access to

Lesaka’s funds in

any form must

at all

times follow prescribed

procedures for recording,
handling and protecting such funds.
Operating

areas

may

implement

policies

and

procedures

relating

to

the

safeguarding

of

Lesaka

property,

including
computer software and intellectual property.

Employees

must

at

all

times

ensure

that

Lesaka’s

funds

and

property

are

used

only

for

legitimate

Lesaka

business
purposes. Where an

Employee requires Lesaka

funds to be

spent, it is

the Employee’s responsibility to

use good judgment
on Lesaka’s behalf and to ensure that appropriate

value and authorization is received for such expenditure.

All payments

made by

or on

behalf of

Lesaka for

any purpose

must be

fully and

accurately described

in the

documents
and records supporting the payment. No false, improper,

or misleading entries shall be made in the books and records of
Lesaka.

Complete and

accurate information

is to

be given

in response

to inquiries

from Lesaka’s

Compliance Department

and,
independent auditors.

If Employees become

aware of any

evidence that Lesaka

funds or property

may have been

or are likely

to be used

in a
fraudulent or improper manner they

should immediately and confidentially advise Lesaka

as set out in

the compliance with
this Code section of this document.

It is Lesaka’s policy that no retaliation or other adverse

action will be taken against any employee for good-faith

reports.

6.2.

RECORDS

Accurate and reliable

records of many

kinds are necessary to

meet Lesaka’s legal and

financial obligations and to

manage
the

affairs

of

Lesaka.

Lesaka’s

books

and

records

should

reflect

all

business

transactions

in

an

accurate

and

timely
manner.

Undisclosed or unrecorded revenues,

expenses, assets or liabilities

are not permissible, and the

Employees responsible
for accounting and record-keeping functions are expected

to be diligent in enforcing proper practices.
7.

EMPLOYMENT MATTERS

7.1.

SUPERVISION OF RELATIVES AND OTHERS

Close relatives

and domestic

partners shall

not work

directly or

indirectly under

the supervision

of one

another without
prior written approval from the Head of Human Capital.

The aforementioned may be allowed on an exceptional basis.

●

“Close relative” means, but is not limited to, a spouse, sister,

brother, sister-in-law,

brother-in-law, father,

mother,
father-in-law, mother-in-law,

step-parent, aunt, uncle, first cousin, child, step-child,

foster child, or grandparent.

●

“Domestic partner” means, but is not limited to, husband, wife, or a person the employee currently resides with in
an intimate, romantic or sexual relationship.

If such a situation should arise, it should be immediately

brought to the attention of a direct manager of Human

Capital.

Lesaka

also

requires

that

employees

disclose

to

Human

Capital

the

existence

of

an

intimate,

romantic

or

sexual
relationship

between

employees

where

there

exists

a

direct

chain

of

command

and/

or

supervisor/

subordinate
relationship. Decisions concerning such employees will be made on a case-by-case basis by Human Capital.

7.2.

RESTRICTIONS ON FORMER GOVERNMENT

EMPLOYEES

Former U.S. Government employees or U.S. military

officers are generally prohibited from representing Lesaka in matters in which the government has substantial interest and where the employee had prior responsibility.

Retired

senior

U.S.

Government

officials

and

regular

military

officers

are

further

restricted

from

selling

to,

or

in

some
instances, contacting their former agency or military service.

The

duration

of

these

prohibitions

and

the

matters

to

which

they

apply

depend

on

the

type

of

previous

government
employment. Lesaka’s legal department should be

contacted to help identify which restrictions apply.

8.

DEALING WITH OUTSIDE PERSONS AND ORGANISATIONS

8.1.

PROMPT COMMUNICATIONS

Lesaka strives to achieve complete, accurate, fair,

understandable and timely communications with all parties

with whom
it conducts

business, as

well as

government authorities

and the

public. All

Employees must

take all

steps necessary

to
assist

Lesaka

in

fulfilling

these

disclosure

responsibilities.

In

addition,

prompt

and

effective

internal

communication

is
encouraged.

A prompt,

courteous and

accurate response

should be

made to

all reasonable

requests for

information and

other client
communications.

Any

complaints

should

be

dealt

with

in

accordance

with

internal

procedures

established

by

various
operating areas of Lesaka and applicable laws.

8.2.

MEDIA RELATIONS

In addition

to everyday

communications with

outside persons

and organizations,

Lesaka will,

on occasion,

be asked

to
express its views to the media on certain issues.
Unless

specifically

designated

to

do

so,

no

employee

may

provide

advice

or

comment

on/respond

to
customer/media/public queries or any business/product related queries as a representative of the organisation/operate in
any official capacity via social or other public platforms/media spaces.
Employees approached

by the media

should immediately

contact the department

or individual responsible

for corporate
communications.

An Employee, when dealing with anyone outside Lesaka,

including public officials, must take care not to compromise the
integrity or damage the reputation of any outside individual, business,

or government body,

or that of Lesaka.

As

a

general

rule,

Lesaka’s

position

on

public

policy

or

industry

issues

will

be

dealt

with

by

the

Board

of

Lesaka

and
existing policies in this regard must be adhered to. The text of the articles for publication, public speeches and addresses about Lesaka and its business should be reviewed

in advance with the individual responsible for public relations.
Employees

should

separate

their

personal

roles

from

Lesaka’s

position

when

communicating

on

matters

not

involving
Lesaka

business.

They

should

be

especially

careful

to

ensure

that

they

are

not

identified

with

Lesaka

when

pursuing
personal or political activities, unless this identification has been specifically authorized in advance by Lesaka.
If your

personal social

media activity

is/can be

linked in

any way

or could

be deemed

related to

Lesaka (or

our related
business entities and brands), we have a legitimate

interest in the content being published by you.

This includes but is not
limited to posting any confidential or sensitive information (either as text, video, audio or image content), discriminatory or offensive

comments,

critical

comments

about

Lesaka,

our

employees,

our

customers

or

competitors

or

any

other
information that may put Lesaka

and its associated brands and entities at risk.

9.

PRIVACY AND CONFIDENTIALITY
In the regular course of business, Lesaka accumulates a considerable amount of information. The following principles are to be observed:

9.1.

OBTAINING AND SAFEGUARDING INFORMATION

Information necessary

for Lesaka’s business

should be

reliable, accurate

and its

confidentiality maintained. When

personal
information is

needed, wherever

possible, it should

be obtained directly

from the

person concerned.

Only reputable

and
reliable sources should be used to supplement this information.

Information should only be retained as long as it is needed or as required by law, and it is every employee’s responsibility to ensure that such information is physically secured and protected.

9.2.

ACCESS TO INFORMATION

Any information

with respect

to any

product, plan

or business

transaction of

Lesaka, or

personal information

regarding
employees, including their salaries, must be kept strictly confidential (hereinafter referred to as “Confidential Information”)
and must not be disclosed or used for improper purposes by any employee unless and until proper authorization for such
disclosure has been obtained.

Once

authorization

has

been

obtained,

all

information

required

by

stakeholders

either

on

request

or

due

to

statutory
requirements must be accurately disclosed.

In addition,

operating areas

may implement

policies and

procedures to

prevent improper

transmission within

Lesaka of
material non-public information.

9.3.

TERMINATION OF EMPLOYMENT

The obligation to

preserve the confidentiality of

Confidential Information acquired in

the course of

employment with Lesaka
does not end upon termination of employment. The obligation continues indefinitely until Lesaka authorizes disclosure, or until the Confidential Information legally enters the public domain.

Immediately upon the termination of employment for

any reason, or when otherwise requested

by Lesaka, Employees are
required

to return

to Lesaka

all above

-mentioned

Confidential

Information,

including documents,

information

and other
property.

9.4.

FORMER EMPLOYMENT

New Employees will not be assigned to work where they might be required to use or disclose trade secrets or confidential information

belonging

to

their

former

employers.

New

Employees

should

not

take

away

from

their

former

place

of
employment any information that might be considered

proprietary or confidential.
10.

EMPLOYEE OBLIGATIONS

It is of paramount importance to Lesaka that all

disclosure in reports and documents that Lesaka

files with, or submits to,
the SEC, and in other public communications made by

Lesaka is full, fair, accurate,

timely and understandable.
You must take all steps available to assist Lesaka

in fulfilling these responsibilities consistent with

your role within Lesaka.
In particular,

you are

required

to

provide

prompt

and

accurate

answers to

all inquiries

made to

you

in connection

with
Lesaka’s preparation of its public reports and disclosure.
All Employees must perform their duties diligently,

effectively and efficiently,

and in particular:
●

Support and assist Lesaka to fulfil its commercial and ethical obligations and objectives as set out in this Code;
●

Avoid any waste of resources, including time;
●

Be committed to improving

productivity, achieving

the maximum quality standards,

reducing ineffectiveness, and
avoiding unreasonable disruption of activities at work;
●

Commit to honouring their agreed terms and conditions

of employment;
●

Not act in any way that may jeopardize the shareholders’

rights to a reasonable return on investment;
●

Act honestly and in good faith at all times and report any

harmful activity they observe in the workplace;
●

Recognize fellow Employees’ rights to freedom of association and not intimidate fellow employees;
●

Pay due regard to environmental, public health and safety conditions in and around the workplace; and
●

Act within their powers and not carry on the business of

Lesaka recklessly.
Each Employee who

contributes in any

way to the

preparation or verification

of the Company's

financial statements

and
other financial information must:
●

Ensure that the Company's books, records and accounts

are accurately maintained;
●

Be familiar with

and comply

with the Company's

disclosure controls

and procedures and

its internal control

over
financial reporting; and
●

Take

all necessary

steps to

ensure that

all filings

with the

SEC and

all other

public communications

about the
financial and business condition of

the Company provide full,

fair, accurate, timely and understandable disclosure.
Each

Employee

must

cooperate

fully

with

the

Company's

accounting

and

internal

audit

departments,

as

well

as

the
Company's independent auditors and counsel.
Each employee acknowledges that Lesaka

shall be the owner of the

copyright in any work which

is eligible for copyright,
and which is

created or executed

by such employee,

whether alone or

with others, in

the course and

scope of employment.
All work

created or

executed by

the employee

and for

which copyright

exists shall

unless the

employee established

the
contrary, be deemed

to have been created or executed in the course

and scope of employment with Lesaka.
Non-compliance with the guidelines set herein, may result in the institution of disciplinary action and potential dismissal
.

11.

POLICY REVIEW

The

Audit

Committee

of

the

Company

will

periodically

(preferably

annually)

review

the

policy

and

may

recommend
changes from time to time for the consideration of the

Board.

Any proposed changes to this Policy where indicated, shall be referred to the Board for appropriate action.
BOARD APPROVAL RECEIVED: SEPTEMBER 2024